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NEWS RELEASE

                                   Contact:  Paul C. Hudson, President/CEO
                                             Bob Adkins, CFO
                                             (213) 931-1886
FOR IMMEDIATE RELEASE

                      BROADWAY FINANCIAL CORPORATION ANNOUNCES
               AN INCREASE IN THE NUMBER OF COMMON SHARES OUTSTANDING

Los Angeles, CA, January 9, 1998 -- Broadway Financial Corporation ("Company") (NASDAQ Small-Cap: BYFC), the holding company of Broadway Federal Bank, f.s.b. ("Bank"), today announced, it has issued 32,613 shares of its Common Stock from its Common shares held as treasury shares. The additional shares were issued to the Automobile Club of Southern California and the Interinsurance Exchange of The Automobile Club of Southern California in exchange for 35,874 shares of the Company's Series A Preferred Stock.

Broadway Federal Bank, f.s.b. is a community oriented savings institution which primarily originates residential mortgage loans in the geographic area known as South Central Los Angeles, which is its primary market area. Broadway Federal conducts its business from three banking offices located in the City of Los Angeles and a fourth located in nearby Inglewood, California.